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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): December 4, 1998


                          WINTON FINANCIAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




            OHIO                          0-18993                   31-1303854
            ----                          -------                   ----------
       (State or other              (Commission File No.)         (IRS Employer
jurisdiction of incorporation)                                       I.D. No.)



                    5511 Cheviot Road, Cincinnati, Ohio   45247
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:        (513) 385-3880
                                                    ----------------------------



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ITEM 5. OTHER EVENTS.

         On December 4, 1998, Winton Financial Corporation, an Ohio corporation ("WFC"), The Winton Savings and Loan Co., an Ohio savings and loan association and wholly owned subsidiary of WFC ("WSL"), and BenchMark Federal Savings Bank, a federal savings bank ("BMF"), entered into an Agreement and Plan of Reorganization, a copy of which is attached hereto as Exhibit 2 (the "Agreement"). The Agreement provides for the merger of BMF with and into WSL (the "Merger"). The following summary of some of the material terms and conditions of the Agreement is qualified in its entirety by reference to
Exhibit 2.

         In accordance with the terms and subject to the conditions of the Agreement, each of the outstanding shares of BMF will be canceled and extinguished on the effective date of the Merger in consideration and exchange for 3.35 common shares of WFC. BMF granted to WFC an option to purchase up to 19.9% of BMF's outstanding shares upon the occurrence of certain conditions.

         On December 4, 1998, there were 112,307 common shares of BMF issued and outstanding and 4,015,304 shares of WFC issued and outstanding. Assuming the issuance of 3.35 WFC shares in exchange for each share of BMF and the absence of any dissenting shares, WFC would issue approximately 376,228 shares in the Merger. The total number of outstanding shares of WFC after the Merger would then equal approximately 4,391,532, of which 8.6% would be held by former shareholders of BMF.

         As of September 30, 1998, BMF had total assets of approximately $54.7 million, deposits of $40.1 million and shareholders' equity of approximately $3.5 million.

         The consummation of the Merger is subject to a number of conditions, including, but not limited to, the approval of the appropriate regulatory agencies, the approval of the requisite number of shareholders of BMF and the receipt of the opinion of the investment banker of WFC to the affect that the Merger is fair to its shareholders from a financial point of view. The Agreement may be terminated by the Board of Directors of BMF or WFC if the Merger is not consummated on or before September 30, 1999.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) and (b).      Not applicable.

         (c)               Exhibits.
                           See Index to Exhibits.


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                                   SIGNATURES
                                   ----------

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            WINTON FINANCIAL CORPORATION



                                            By: /s/ ROBERT L. BOLLIN
                                                ---------------------------
                                                Robert L. Bollin, President

Date:    December 10, 1998


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                                INDEX TO EXHIBITS
                                -----------------


Exhibit Number    Description
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2                 Agreement and Plan of Reorganization, dated December 4, 1998, by and among Winton Financial Corporation, The Winton Savings and Loan Co. and BenchMark Federal Savings Bank

99                News Release of Winton Financial Corporation dated December 4,
                  1998